Exhibit 99.1

Volt Mobility Enters into $210 Million Contract with Mullen
Automotive to Purchase 3,000 Class 1 and Class 3 EV Cargo Vans and Trucks

Mullen to receive initial $3 million deposit and will begin shipping first vehicles immediately

Volt, a leading UAE-based commercial leasing company with clients including UPS, DHL and FedEx, to purchase 3,000 EV cargo vans and trucks over the next 16 months

BREA, Calif., August 26, 2024 – via IBN – Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, announced today that Volt Mobility (“Volt”), based in the United Arab Emirates (“UAE”), has entered into a purchase agreement for approximately $210 million to acquire 3,000 Class 1 and Class 3 EV cargo vans and trucks over a 16-month period. Mullen will receive an initial $3 million deposit within 60 days and additional payments as the vehicles are delivered. The Company will begin shipping the first vehicles immediately.

Mullen expects to recognize approximately $210 million in revenue over the next 16 months of the agreement. Volt intends to lease these vehicles to its corporate customers based in the Middle East and Gulf States. Current Volt clients include UPS, DHL and FedEx throughout the Gulf Cooperation Council (“GCC”) region, which includes Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (UAE).

Volt’s vehicle order will be assembled at Mullen’s Tunica, Mississippi-based Commercial Vehicle Facility, which is capable of producing 20,000 Class 1 and 6,000 Class 3 vehicles annually with two production shifts.

Founded in 2020, Volt quickly established itself as one of the largest and most influential commercial EV leasing companies in the region. Volt’s vehicle portfolio includes 17 models with focus on light, medium and heavy-duty electric vehicles. Volt leases vehicles to corporate customers providing first to last-mile delivery for fast moving goods and provides heavy duty trucks for shuttling service across the region, serving clients including large transport businesses under a long-term secured leasing model

The UAE has identified e-mobility as a priority policy area and is now seven years into an ambitious plan to decarbonize its infrastructure and energy production. The Emirate’s Clean Energy Strategy 2050 and Net Zero Carbon Emissions Strategy 2050 seek to generate 100% power from clean energy sources by 2050. Furthermore, Dubai’s Roads and Transport Authority (“RTA”) has rolled out a long-term strategy to migrate towards net-zero emission public transport by 2050.

“At Volt, we don’t just follow trends; we set them. Our mission is clear: lead the transformation to sustainable, efficient and cutting-edge transportation,” said Sophia Nau, managing director and CFO for Volt Mobility.

“Volt is reshaping the way people and businesses move across the UAE and GCC,” said David Michery, CEO and chairman of Mullen Automotive. “This landmark agreement provides Mullen with exposure to leading global transportation companies and the opportunity for utilizing Mullen EVs across the UAE and other areas of the Middle East.”

Additional details, including the related agreement, can be found in the Company’s Form 8-K to be filed with the SEC.

Mullen’s commercial EV lineup includes the Mullen ONE Class 1 EV cargo van, the Mullen THREE Class 3 EV cab chassis truck, and the Bollinger B4 Class 4 and Bollinger B5 Class 5 EV cab chassis trucks from its subsidiary, Bollinger Motors. Mullen’s full lineup of commercial EVs is purpose-built to meet the demands of urban last-mile delivery; available for sale and in full compliance with U.S. Federal Motor Vehicle Safety Standards, the Environmental Protection Agency and the California Air Resources Board (“CARB”) certifications, denoting strict adherence to clean air emissions standards. The Bollinger B4 begins Start of Production (“SOP”) on Sept. 16, 2024, with deliveries beginning in October 2024.

About Volt Mobility

We are unwavering in our commitment to sustainability, and we firmly believe in the potential of electric mobility to revolutionize industrial transportation. Our steadfast commitment aligns seamlessly with the transformative potential of electric mobility in the industrial sector. By leveraging the latest technologies, we strive to create a cleaner, more efficient and seamlessly connected transportation network tailored for industrial applications. Whether you operate in logistics, manufacturing or any industrial sector, Volt Industrial Mobility is your partner in driving positive change. Join us as we work towards a future where industrial electric vehicles play a pivotal role in creating environmentally conscious, high-performance and cost-effective transportation solutions.

To learn more about Volt, visit www.VoltMobility.group.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. In September 2023, Mullen received IRS approval for federal EV tax credits on its commercial vehicles with a Qualified Manufacturer designation that offers eligible customers up to $7,500 per vehicle. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. Recently, CARB issued HVIP approval on the Mullen THREE, Class 3 EV truck, providing up to a $45,000 cash voucher at time of vehicle purchase. The Company has also recently expanded its commercial dealer network with the addition of Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group and Eco Auto, providing sales and service coverage in key Midwest, West Coast and Pacific Northwest and New England markets. The Company also recently announced Foreign Trade Zone (“FTZ”) status approval for its Tunica, Mississippi, commercial vehicle manufacturing center. FTZ approval provides a number of benefits, including deferment of duties owed and elimination of duties on exported vehicles.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, expectations and objectives with respect to the purchase agreement with Volt, the anticipated purchase and delivery of vehicles and expected revenue. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are subject to a number of risks and uncertainties, including but are not limited to, uncertainty that Volt will abide by its contractual obligations, including payment of the deposit and order of vehicles as expected, the timing and dates for receipt of payments pursuant to the agreement, successful certification of the vehicles in the GCC region, delays in production and delivery of vehicles, unanticipated returns of vehicles, delayed commercial product launches and the achievement of operational milestones, and changes in domestic and foreign business, market, financial, political and legal conditions that may affect incentives and the general market for EVs.. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

IBN
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com

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